Exhibit 10.8

March 16, 2006

Luitpold von Finck
Pastfach 1308
Zurich, Switzerland 8034

Re:    Dilutive Issuance of Warrants

Dear Mr. Luitpold von Finck:

I previously sent you a Dilutive Issuance Notice in connection with your participation on or about 11-16-2004, in Bullion River Gold Corp.’s (the “Company”) private offering (the “Offering”). As part of the Offering, you received a Common Stock Purchase Warrant (the “Warrant”) providing for your right to acquire additional shares of the Company’s common stock at $1.00 per share (“Exercise Price”).

As part of an oral agreement with Peter Kuhn, president of Bullion River Gold, the Company agreed that in the event it offered or sold any common stock or common stock equivalents entitling any purchaser to acquire shares of the Company’s common stock, at an effective price per share less than the Exercise Price (such lower price, the “Base Share Price”), then, the Exercise Price would be reduced to equal the Base Share Price and the number of issuable warrant shares would be increased such that the aggregate Exercise Price, after taking into account the decrease in the Exercise Price, will be equal to the aggregate Exercise Price prior to such adjustment.

Commencing on or about October 14, 2005 and ending on January 23, 2006, the Company engaged in a new private offering (“Current Offering”) involving the sale and purchase of additional units in the Company consisting of common stock and warrants at a purchase price of $0.50 per unit; each of which consists of (a) one share of the common stock, and (b) one warrant to purchase one share of common stock at an exercise price of $0.75 per share.

In light of the $0.50 per share common stock price used in the Current Offering, the Company has reduced the Exercise Price of the warrant to equal $0.50 and increased the number of warrant shares issuable to you by 11,167. This is based on the oral agreement between Peter Kuhn, president of Bullion River Gold, and yourself.

Enclosed is your Common Stock Purchase Warrant document for the additional warrants. Please sign below and return this letter, confirming receipt of the warrant pursuant to the oral promise and that Bullion River Gold has no further obligations to you pursuant to the oral promise at this time.

Should you have any questions regarding the foregoing, please do not hesitate to let me know.

/s/ Peter M. Kuhn	/s/ Luitpold Von Fink
Peter M. Kuhn	“I confirm receipt of warrant.”
President	(Authorized Certificate Signator)

Neither this security nor the securities into which this security is exercisable have been registered with the Securities and Exchange Commission or the securities commission of any state in reliance upon an exemption from registration under the Securities Act of 1933 (the “Securities Act”), and, accordingly, may not be offered or sold except pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in accordance with applicable state securities laws as evidenced by a legal opinion of counsel to the transferor to such effect, the substance of which will be reasonably acceptable to the company.

This security and the securities into which this security is exercisable have been issued pursuant to an exemption from registration under the Securities Act of 1933, as amended, pursuant to regulation S thereunder. This security and the securities into which this security is excercisable cannot be transferred, offered, or sold in the united states or to U.S. Persons (as that term is defined in regulation S) except pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration.

COMMON STOCK PURCHASE WARRANT

To purchase         11,167       shares of common stock of

BULLION RIVER GOLD CORP.

Dated: January 23, 2006

This common stock purchase warrant (the “Warrant”) certifies that, for value received, Luitpold Von Finck. (“the “Holder”), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date given above (the “Initial Exercise Date”) and by the close of business on the second anniversary of the Initial Exercise Date (the “Termination Date”) but not thereafter, to subscribe for and purchase from Bullion River Gold Corp., a Nevada corporation (the “Company”), up to 11,167 shares (the “Warrant Shares”) of common stock, par value $0.001 per share, of the Company (the “Common Stock”). The purchase price of one share of Common Stock under this Warrant is equal to the Exercise Price, as defined in Section 2(a).

1.  Definitions. Capitalized terms used and not otherwise defined in this Warrant have the same meanings as they have in the Securities Purchase Agreement (the “Purchase Agreement”), dated 11/16/2004, among the Company and the Holder as Purchaser.

2.  Exercise.

(a)  Exercise Price. The exercise price of the Common Stock under this Warrant is $0.75,

(b)  Exercise of Warrant. The Holder may exercise the purchase rights represented by this Warrant at any time from the Initial Exercise Date to five o’clock in the afternoon, Reno time, on the Termination Date by delivering to the Company (i) a duly executed facsimile copy of the annexed Notice of Exercise, and, (ii) within 5 Trading Days of delivering the Notice of Exercise to the Company, (A) this Warrant, and (B) by wire or cashier’s check drawn on a United States bank the United States dollar amount equal to the number of Warrant Shares being purchased times the Exercise Price (the “Exercise Amount”).

(c)  Exercise limitations.

(i)  The Holder may not exercise any portion of this Warrant if, immediately after the Warrant Shares are issued, the Holder (together with the Holder’s Affiliates) would beneficially own more than 4.99% of the number of shares of the Common Stock outstanding.  For the purposes of the foregoing sentence, the number of shares of Common Stock beneficially owned by the Holder and its Affiliates includes the number of shares of Common Stock issuable upon the exercise of this Warrant, but excludes the number of shares of Common Stock that would be issuable upon (i) the Holder’s exercise of the remaining, unexercised portion of this Warrant and (ii) the Holder’s or its Affiliates’ exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company that the Holder or any of its Affiliates own beneficially.  Except as set forth in the foregoing sentence, for the purposes of this Section 2(c), beneficial ownership must be calculated in accordance with Section 13(d) of the Securities and Exchange Act of 1934 (“Exchange Act”).

(ii)  The Holder acknowledges that the Company is not representing to Holder that the calculation described in Section 2(c)(i) complies with Section 13(d) of the Exchange Act and Holder is solely responsible for any schedules required to be filed in accordance with it. The determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder and its Affiliates) is in the sole discretion of the Holder, and the submission of a Notice of Exercise is deemed to be the Holder’s declaration that the Holder has determined that this Warrant is exercisable as set out in the Notice of Exercise and subject to the limitations in this Section 2(c); and the Company is not obliged to verify or confirm the accuracy of the Holder’s determination.

(iii)  For the purposes of this Section 2(c), in determining the number of outstanding shares of Common Stock, the Holder may rely on the number of outstanding shares of Common Stock as reflected in the most recent of (A) the latest filed of the Company’s Form 10-QSB and Form 10-KSB, (B) a public announcement by the Company stating the number of shares of Common Stock outstanding, or (C) any other notice by the Company or the Company’s Transfer Agent stating the number of shares of Common Stock outstanding.  If Holder asks for it, the Company will within two Trading Days confirm orally and in writing to the Holder the number of shares of Common Stock then outstanding.

(d)  Mechanics of Exercise.

(i)  Authorization of Warrant Shares. The Company will issue all Warrant Shares as duly authorized, validly issued, fully paid and non-assessable, and free from all taxes, liens and charges (other than taxes in respect of any transfer occurring contemporaneously with the issue).

(ii)   Delivery of certificates upon exercise. The Company’s transfer agent will deliver certificates for Warrant Shares to the Holder to the address specified by the Holder in the Notice of Exercise within 3 Trading Days from the later of (A) the Company’s receipt of the Notice of Exercise, (B) the Holder’s surrender of this Warrant, and (C) the Company’s receipt of the Exercise Amount as set out in Section 2(b) (“Warrant Share Delivery Date”). This Warrant is deemed to have been exercised on the date the Exercise Amount is received by the Company (“Exercise Date”); and the Warrant Shares are deemed to have been issued, and Holder is deemed to have become a holder of record of the shares for all purposes, on the Exercise Date.

(iii)  Delivery of new Warrants upon exercise. If this Warrant is exercised in part, the Company will, when it delivers the certificate or certificates representing Warrant Shares, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares, identical in all other respects with this Warrant.

(iv)  Rescission rights. If the Company fails to cause its transfer agent to transmit to the Holder a certificate or certificates representing the Warrant Shares pursuant to this Section 2(d)(iv) by the Warrant Share Delivery Date, then the Holder may rescind the exercise.

(v)  No fractional shares or scrip. No fractional shares or scrip representing fractional shares may be issued upon the exercise of this Warrant. If the Holder would otherwise be entitled to fractional shares upon the exercise, the Company will pay a cash adjustment in respect of the fraction in an amount equal to the fraction multiplied by the Exercise Price.

(vi)  Charges, taxes and expenses. The Company will issue certificates for Warrant Shares in the name of the Holder and will not charge the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of the certificate.

(vii)  Closing of books. The Company will not close its stockholder books or records in any manner that prevents the timely exercise of this Warrant.

3.  Certain Adjustments.

(a)  Stock dividends and splits. If the Company, at any time while this Warrant is outstanding, (i) pays a stock dividend or otherwise makes a distribution on shares of its Common Stock or any other Common Stock Equivalent (which, for avoidance of doubt, does not include any shares of Common Stock issued by the Company pursuant to this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then the Exercise Price must be multiplied by a fraction of which the numerator is the number of shares of Common Stock (excluding treasury shares, if any) outstanding before the event and of which the denominator is the number of shares of Common Stock outstanding after the event, and the number of shares issuable upon exercise of this Warrant must be proportionately adjusted by this fraction. Any adjustment made pursuant to this Section 3(a) is effective immediately after the record date for the determination of stockholders entitled to receive the dividend or distribution and is effective immediately after the effective date in the case of a subdivision, combination or re-classification.

(b)  Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company merges or consolidates with or into another Person, (ii) the Company sells all or substantially all of its assets in one or a series of related transactions, (iii) any Person completes a tender offer or exchange offer by which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company reclassifies its Common Stock or completes any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (in any such case, a “Fundamental Transaction”), then, upon any subsequent conversion of this Warrant, the Holder has the right to receive, for each Warrant Share that would have been issued upon the exercise absent the Fundamental Transaction, the same consideration as the Company has given its other holders of its Common Stock for the conversion of their Common Stock outstanding at the time of the Fundamental Transaction (the “Alternate Consideration”). Any successor to the Company or surviving entity in a Fundamental Transaction must issue to the Holder a new warrant consistent with the foregoing provisions with evidence of the Holder’s right to exercise the warrant into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Transaction is completed must include terms requiring the successor or surviving entity to comply with the provisions of this Section 3(b) and insuring that this Warrant (or any replacement security) is similarly adjusted upon any subsequent transaction analogous to a Fundamental Transaction.

(c)  Calculations. All calculations under this Section 3 must be made to the nearest cent or the nearest 1/100th of a share, as the case may be. The number of shares of Common Stock outstanding at any given time does not include shares of Common Stock owned or held by or for the account of the Company. For the purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date is the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

(d)  Notice to Holders. If the Company makes adjustments under this Section 3, the Company will promptly mail to each Holder a notice containing a description of the event that required the adjustment. If the Company proposes any transaction that affects the rights of the holders of its Common Stock, then the Company will notify the Holders of the proposal at least twenty days before the record date set for the transaction.

4.  Warrant register. The Company will register this Warrant on its warrant register and will treat the registered Holder as the absolute owner for all purposes.

5.  Miscellaneous.

(a)  Title to Warrant. This Warrant is not transferable.

(b)  No rights as shareholder until Exercise Date. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company before the Exercise Date. Upon the surrender of this Warrant and the payment of the aggregate Exercise Price, the Company will issue the Warrant Shares to the Holder as the record owner of the Warrant Shares as of the close of business on the Exercise Date.

(c)  Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and upon surrender and cancellation of the Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of the cancellation, in lieu of the Warrant or stock certificate.

(d)  Saturdays, Sundays, Holidays, etc. If the last date for doing anything under this Warrant falls on a Saturday, Sunday or a legal holiday, then the thing may be done on the next succeeding Trading Day.

(e)  Authorized Shares.

(i)  The Company covenants that, while the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant constitutes full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that the Warrant Shares are issued as provided without a violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed or quoted.

(ii)   Unless waived or consented to by the Holder, the Company will not by any action avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in carrying out of all its terms and take whatever actions is necessary or appropriate to protect the rights of Holder under this Warrant from impairment.

(f)  Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant must be determined in accordance with the provisions of the Purchase Agreement.

(g)  Restrictions. The Holder acknowledges that the Holder’s sale or transfer of the Warrant Shares, if not registered, will be subject to restrictions upon resale imposed by state and federal securities laws.

(h)  No waiver. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder operates as a waiver of the right or otherwise prejudices Holder’s rights, powers or remedies.

(i)  Notice. Any notice, request or other document required or permitted to be given or delivered by either party to the other must be delivered in accordance with the notice provisions of the Purchase Agreement.

(j)  Successors and Assigns. Subject to applicable securities laws, this Warrant inures to the benefit of and binds the successors and permitted assigns of the Company and the Holder.

(k)  Amendment. Any amendment of this Warrant must be in writing and signed by both the Company and the Holder.

(l)  Severability. Wherever possible, each provision of this Warrant must be interpreted under applicable law, but if any provision of this Warrant is prohibited by or invalid under applicable law, the provision is ineffective to the extent of the prohibition or invalidity, without invalidating the remaining provisions of this Warrant.

(m)  Headings. The headings used in this Warrant are for the convenience of reference only and are not, for any purpose, deemed a part of this Warrant.

In witness whereof the Company has caused this Warrant to be executed by its duly authorized officer.

BULLION RIVER GOLD CORP.

By:	/s/ Peter M. Kuhn
Name: Peter M. Kuhn
Title: President

NOTICE OF EXERCISE

To: Bullion River Gold Corp.

The undersigned hereby elects to purchase ___________ Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full; if exercised in part, attach a copy of the Warrant), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

Payment will take the form of lawful money of United States.

Please deliver the Warrant Shares to the following:

_______________________________________

_______________________________________

_______________________________________

_______________________________________
Signature of Holder or authorized signatory of Holder

Name of Holder:__________________________________________________
Name of authorized signatory: _______________________________________
Title of authorized signatory: ________________________________________
Date: __________________________________________________________